legal & compliance, llc

laura aNTHONy, esq. LAZARUS ROTHSTEIN, ESQ. CHAD FRIEND, ESQ., LLM MARC S. WOOLF, ESQ. OF COUNSEL: JOHN CACOMANOLIS, ESQ. CRAIG D. LINDER, ESQ. PETER P. LINDLEY, ESQ., CPA, MBA STUART REED, ESQ.	www.legalandcompliance.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM

July 29, 2016

IEG Holdings Corporation

6160 West Tropicana Ave., Suite E-13

Las Vegas, NV 89103

Re: Registration Statement on Form S-1 – Tax Opinion

Ladies and Gentlemen:

We have acted as counsel to IEG Holdings Corporation, a Florida corporation (the “Company”), in connection with the issuance to holders of the Company’s common stock of non-transferable subscription rights to purchase up to 95,319,741 shares of the Company’s common stock (the “Subscription Rights”), as discussed in the registration statement on Form S-1, as amended (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Registration Statement, including the preliminary prospectus therein, together with such other documents and representations as we have deemed necessary or appropriate to enable us to render the opinion set forth below, and have assumed, with your permission, that (i) all such facts and other information concerning the Subscription Rights offering were initially, and are currently, true, correct and complete and will continue to be true, correct and complete through the closing of the Subscription Rights offering, (ii) the transactions contemplated by the Registration Statement will be consummated in accordance therewith and as described therein, and that no transaction or condition described therein and affecting this opinion will be waived or modified in any respect. Our opinion assumes and is expressly conditioned upon, among other things, the accuracy and completeness of the facts and other information set forth in the documents and representations referred to above, including, but not limited to, the assumptions and facts set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences.” We have also made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

Our opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, rulings and decisions thereunder, and such other authorities as we have considered relevant, each as in effect on the date hereof. There can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court. We express no opinions other than as to the federal income tax law of the United States of America as specifically contemplated in the Registration Statement. This opinion does not address any state, local or foreign tax consequences that may result from the transactions contemplated by the Registration Statement.

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832

IEG Holdings Corporation

July 29, 2016

Based on and subject to the foregoing, and subject to the limitations and qualifications referred to in the Registration Statement, we confirm that our opinions concerning United States federal tax matters contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences,” respecting (i) the receipt and exercise (or expiration) of the Subscription Rights, including, if applicable, in connection with the over-subscription privilege, and (ii) the receipt, ownership and sale of common shares received upon an exercise of the Subscription Rights, constitute the opinions of Legal & Compliance, LLC.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission.

This opinion is limited to the matters expressly stated herein. This opinion is rendered only as of the date of effectiveness of the Registration Statement, and we expressly disclaim any obligation to update or modify this opinion as a consequence of any future changes in applicable laws or the facts bearing upon this opinion or the impact of any information or document relied upon herein that becomes incorrect or untrue, any of which could affect our conclusions.

Sincerely yours,

/s/ Laura E. Anthony

Laura E. Anthony, Esq.

For the Firm

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832